                                                                EXHIBIT 10.3



                            SERIES 1996-1 SUPPLEMENT

                                  dated as of

                               November __, 1996


                                       to


                        ADMINISTRATIVE AGENCY AGREEMENT

                                  dated as of

                                January 31, 1994


                                     among


                                 COMERICA BANK,
                    as trustee of Ford Credit Titling Trust,



                           FORD MOTOR CREDIT COMPANY,
                as Administrative Agent and initial Beneficiary
                         of Ford Credit Titling Trust,

                                      and

                       FORD CREDIT LEASING COMPANY, INC.
                           as initial Beneficiary of
                           Ford Credit Titling Trust

                               TABLE OF CONTENTS


                                                                            Page

                                   ARTICLE I
                         DESIGNATION OF SUPPLEMENT FOR
                          SERIES 1996-1 CERTIFICATES

Section 1.1      Designation . . . . . . . . . . . . . . . . . . . . . . . .  2

                                  ARTICLE II
                                  DEFINITIONS

Section 2.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . .  2

                                  ARTICLE III
                                  THE LEASES

Section 3.1      Representations and Warranties of Administrative Agent  . .  3

                                  ARTICLE IV
                               FEES AND EXPENSES

Section 4.1      Fees and Expenses . . . . . . . . . . . . . . . . . . . . .  7

                                   ARTICLE V
                                  COLLECTIONS

Section 5.1      Establishment of Series Collection Account, Series
                  Payahead Account and Series 1996-1 Payments Account  . . .  7
Section 5.2      Application and Distribution of Funds . . . . . . . . . . . 11
Section 5.3      RCL Trust 1996-1 Purchase Option  . . . . . . . . . . . . . 13
Section 5.4      Sale Proceeds Advances and Monthly Payment Advances . . . . 13
Section 5.5      Administrative Purchases  . . . . . . . . . . . . . . . . . 14

                                  ARTICLE VI
                         REPORTS TO CERTIFICATEHOLDERS

Section 6.1      Statements to Certificateholders  . . . . . . . . . . . . . 14

                                  ARTICLE VII
                               OPTIONAL PURCHASE

                                                                           Page

Section 7.1      Optional Purchase of Series 1996-1 Certificates . . . . .  15

                                 ARTICLE VIII
                                 MISCELLANEOUS

Section 8.1      Provision of Information  . . . . . . . . . . . . . . . .  16
Section 8.2      Ratification of Administrative Agency Agreement . . . . .  16
Section 8.3      Actions on Behalf of the Lease Trust  . . . . . . . . . .  16
Section 8.4      Insurance Policies  . . . . . . . . . . . . . . . . . . .  17
Section 8.5      Third Party Beneficiary . . . . . . . . . . . . . . . . .  17
Section 8.6      Holders of the Series 1996-1 Certificates . . . . . . . .  17
Section 8.7      Demand Notes  . . . . . . . . . . . . . . . . . . . . . .  19
Section 8.8      Counterparts  . . . . . . . . . . . . . . . . . . . . . .  19
Section 8.9      Notices . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 8.10     Headings  . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 8.11     Governing Law . . . . . . . . . . . . . . . . . . . . . .  19


Exhibit A -      Schedule of Series 1996-1 Leases and Series 1996-1
                 Leased Vehicles

Exhibit B -      Form of Series 1996-1 Certificate

Exhibit C -      Form of Lease

                 SERIES 1996-1 SUPPLEMENT, dated and effective as of November __, 1996 (this "Supplement"), among FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Ford Credit"), as Administrative Agent, initial Beneficiary of Ford Credit Titling Trust ("FCTT") and Holder of an Exchangeable Beneficial Certificate, FORD CREDIT LEASING COMPANY, INC., a Delaware corporation ("Ford Credit Leasing") as initial Beneficiary of FCTT and Holder of an Exchangeable Beneficial Certificate, and COMERICA BANK, a Michigan banking corporation, not in its individual capacity but as trustee for FCTT ("Comerica").

                 WHEREAS, pursuant to Section 4.3 of the FCTT Agreement, the Administrative Agent, acting at the unanimous direction of the Holders of Exchangeable Beneficial Certificates, has delivered to Comerica a Series Specification Notice listing certain FCTT Assets which are to be designated as Series 1996-1 Assets;

                 WHEREAS, on the Series Issue Date Comerica shall issue a Series of Specified Beneficial Certificates designated as the "Series 1996-1 Certificates" representing in the aggregate a 100 percent interest in the Series Specified Assets designated as the Series 1996-1 Assets;

                 WHEREAS, Ford Credit and Ford Credit Leasing intend to contribute their interest in their respective Series 1996-1 Certificates to RCL Trust 1996-1, including their rights under the Administrative Agency Agreement and this Supplement; and

                 WHEREAS, in order to administer and service the Series 1996-1 Assets in the manner contemplated by the Administrative Agency Agreement the parties hereto have determined that it is in the best interests of each of the Beneficiaries of FCTT, the transferees of such Beneficiaries, the Administrative Agent and Comerica to enter into this Supplement;

                 NOW THEREFORE, Ford Credit, Ford Credit Leasing and Comerica hereby agree as follows:

                                   ARTICLE I
                         DESIGNATION OF SUPPLEMENT FOR
                           SERIES 1996-1 CERTIFICATES

                 Section 1.1  Designation.  (a)  Pursuant to Sections 3.3 and
4.3 of the FCTT Agreement, the Administrative Agent, acting on behalf of FCTT and the Holders of Exchangeable Beneficial Certificates, has designated the Leases and Leased Vehicles listed in the Series 1996-1 Specifications Notice and in Exhibit A attached hereto, as the Series Specified Assets with respect to Series 1996-1 (the "Series 1996-1 Assets") and, in accordance with instructions of the Holders of the Exchangeable Beneficial Certificates set forth in the Series 1996-1 Specifications Notice, hereby issues to the Holders of the Exchangeable Beneficial Certificates the Specified Beneficial Certificates in the form attached hereto as Exhibit B representing the beneficial interest in such Series 1996-1 Assets to be known as the Series 1996-1 Certificates. The parties hereto agree to the following supplemental provisions to the Administrative Agency Agreement with respect to the Series 1996-1 Certificates.

                 (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Administrative Agency Agreement, the terms and provisions of this Supplement shall govern.


                                   ARTICLE II
                                  DEFINITIONS

                 Section 2.1 Definitions. All capitalized terms which are used herein and are not defined herein have the meanings assigned to such terms in Appendix A attached hereto. References to "this Supplement" are to this Series 1996-1 Supplement to the Administrative Agency Agreement. References to "the Administrative Agency Agreement" are to the Administrative Agency Agreement, as supplemented by this Supplement, and as may be otherwise supplemented, amended or modified from time to time. To the extent that any term is defined in both the Administrative Agency Agreement (or Appendix I attached thereto) and this Supplement (or Appendix A attached hereto), the definition set forth in this Supplement (or

Appendix A) shall be controlling. All references to Articles, Sections, subsections and schedules are to Articles, Sections, subsections and schedules of this Supplement unless otherwise specified.


                                  ARTICLE III
                                   THE LEASES

                 Section 3.1  Representations and Warranties of Administrative
Agent.   Ford Credit, in its capacity as Administrative Agent, makes the following representations and warranties as to the Series 1996-1 Assets, on which Comerica relies in executing and authenticating the Series 1996-1 Certificates and on which Ford Credit and Ford Credit Leasing, in their capacities as initial Beneficiaries, rely in making subsequent transfers of the Series 1996-1 Certificates. Such representations and warranties speak as of the execution and delivery of this Supplement, and shall survive the sale, transfer, and assignment of the Series 1996-1 Certificates by Ford Credit and Ford Credit Leasing to RCL Trust 1996-1 and any subsequent transferee:

                 (a) New Vehicle. Each Series 1996-1 Leased Vehicle was a new automobile or light-duty truck at the inception of the related 1996-1 Lease.

                 (b) Certificate of Title. Each Series 1996-1 Leased Vehicle was titled in the name of "Ford Credit Titling Trust," "Ford Credit Titling Trust, Comerica Bank, Trustee" or such substantially similar words acceptable to the relevant Governmental Authority.

                 (c) Residual Value. The Residual Value of each Series 1996-1 Leased Vehicle does not exceed an amount established by the Administrative Agent consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light-duty truck leases.

                 (d) Pool Balance. At the Series 1996-1 Cut-Off Date the Pool Balance was $_______________.

                 (e) Interest in Lease and Leased Vehicle. Each Series 1996-1 Lease was entered into by a Dealer located in the United States, as lessor, and a Lessee with a billing address in an Eligible State, as lessee, and all of the Dealer's right, title and interest in such Series 1996-1 Lease and the related Series 1996-1 Leased Vehicle was validly assigned by such Dealer to FCTT.

                 (f) Customary and Enforceable Provisions. Each Series 1996-1 Lease (i) was originated by a Dealer in the ordinary course of its business and in compliance with the Administrative Agent's, normal credit and collection
policies and practices,    (ii) contains customary and enforceable provisions
and (iii) is substantially in the form of Exhibit C.

                 (g) Total Monthly Payments. Each Series 1996-1 Lease provides for Total Monthly Payments which include Constant Yield Payments that fully amortize the Balance Subject to Lease Charges of such Series 1996-1 Lease to a final payment equal to the Residual Value of the related Series 1996-1 Leased Vehicle over the term of such Series 1996-1 Lease.

                 (h) Compliance with Law. At the time it was originated or made, and as of the date of this Supplement, each Series 1996-1 Lease complied in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder.

                 (i) Binding Obligation. Each Series 1996-1 Lease represents the genuine, legal, valid and binding payment obligation in writing of the related Lessee, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

                 (j) No Government Lessee. None of the Series 1996-1 Leases is an obligation of the United States of America or any state or of any agency, department, or instrumentality of the United States of America or any state.

                 (k) Leases in Force. As of the Series 1996-1 Specification Date, no Series 1996-1 Lease had been satisfied, subordinated, rescinded, cancelled or terminated.

                 (l) No Waiver. No provision (other than the assessment of a Security Deposit or Reconditioning Reserve) of a Series 1996-1 Lease has been waived.

                 (m) No Defenses. No right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any Series 1996-1 Lease.

                 (n) No Default. As of the Series 1996-1 Specification Date, no default in payment by any Lessee of any payments due with respect to a Series 1996-1 Lease had occurred and was continuing for a period of more than thirty days; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting termination or cancellation under the terms of any Series 1996-1 Lease had arisen.

                 (o) No Recourse to Dealer. No Series 1996-1 Lease provides for recourse to the related Dealer.

                 (p) Insurance. Each Lessee, to the best knowledge of the Administrative Agent, has obtained or agreed to obtain physical damage insurance and liability insurance covering the related Series 1996-1 Leased Vehicle as required under the related Series 1996-1 Lease.

                 (q) Title. No Series 1996-1 Asset has been sold, transferred, assigned, or pledged by any Dealer to any Person other than FCTT. Comerica, as trustee for FCTT and for the benefit of the Holders of Series 1996-1 Certificates, has good and marketable title to each Series 1996-1 Lease and each Series 1996-1 Leased Vehicle, free and clear of all Liens, encumbrances, security interests, and rights of others, including liens or claims for work, labor or material relating to such Series 1996-1 Leased Vehicle.

                 (r) Valid Assignment. No Series 1996-1 Lease was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Series 1996-1 Lease to FCTT or of a beneficial interest in such Series 1996-1 Lease pursuant to transfers of Series 1996-1 Certificates is unlawful, void, or voidable. No Series 1996-1 Leased Vehicle is subject to the laws of any jurisdiction under which the sale, transfer, and assignment of such Series 1996-1

Leased Vehicle to FCTT or of a beneficial interest in such Series 1996-1 Leased Vehicle pursuant to transfers of Series 1996-1 Certificates is unlawful, void, or voidable. No Dealer has entered into any agreement with any Lessee that prohibits, restricts or conditions the assignment of any portion of a Series 1996-1 Lease.

                 (s) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give Comerica, on behalf of FCTT, a first perfected ownership interest in each Series 1996-1 Lease have been made.

                 (t) Chattel Paper. Each Series 1996-1 Lease constitutes "chattel paper" as defined in the UCC.

                 (u) One Original. There is only one original of each Series 1996-1 Lease, which is held by the Administrative Agent on behalf of FCTT.

                 (v) No Excess Deferred Gross. No Series 1996-1 Lease is subject to a holdback of Excess Deferred Gross.

                 (w) Origination. Each Series 1996-1 Lease has an origination date on or after __________ __, 199_.

                 (x) Maturity of Leases. Each Series 1996-1 Lease has a Scheduled Lease End Date of not greater than 36 months from the date on which it was entered into.

                 (y) Minimum Retail Operating Lease Factor. Each Series 1996-1 Lease has a Retail Operating Lease Factor equal to or greater than ___%.

                 (z) Location of Lease Files. The Lease Files relating to each Series 1996-1 Lease are maintained at the offices of the Administrative Agent.

                 (aa) No Delinquency. No Series 1996-1 Lease has a Total Monthly Payment that was more than 30 days overdue as of the Series 1996-1 Cut-Off Date.

                 (ab) No Extensions. No Term Extension or Payment Extension had been granted to the Lessee under any Series 1996-1 Lease prior to the Series 1996-1 Cut-Off Date.

                 (ac) Advance Payment Program. No Series 1996-1 Lease was originated under the Advance Payment Program.

                 (ad) Other Data. The information relating to the Series 1996-1 Leases and Series 1996-1 Leased Vehicles contained in the Schedule of Series 1996-1 Assets attached hereto as Exhibit A is true and correct in all material respects and no selection procedures believed to be adverse to the Holders of Series 1996-1 Certificates were utilized in selecting the Series 1996-1 Assets.

                 (ae) Administrative Agency Agreement. The representations and warranties made by the Administrative Agent in the Administrative Agency Agreement are true and correct.

                 (af) True Lease. Each Series 1996-1 Lease is a "true lease" for federal income tax purposes.


                                   ARTICLE IV
                               FEES AND EXPENSES

                 Section 4.1 Fees and Expenses. On each Payment Date, the Administrative Agent shall be paid the Series 1996-1 Administrative Fee in accordance with terms of the Indenture. In consideration for the payment of such fee, the Administrative Agent shall pay on each Payment Date (i) the Series 1996-1 Comerica Fee to Comerica, (ii) the fees and expenses of the Indenture Trustee as agreed upon in Section 6.7 of the Indenture and (iii) the fees and expenses of the Lease Trustee as agreed upon in Section 8.1 of the Lease Trust Agreement.


                                   ARTICLE V
                                  COLLECTIONS

                 Series 1996-1 Collections shall be allocated to the Series 1996-1 Certificates and distributed as set forth in Article V and Article VI of the Administrative Agency Agreement, as modified pursuant to this Article V.

                 Section 5.1 Establishment of Series Collection Account, Series Payahead Account and Series 1996-1 Payments Account. (a) The Administrative Agent shall establish and maintain an account in the name of the

Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter in the name of the Lease Trustee, at an Eligible Institution (which initially shall be The Chase Manhattan Bank), to be designated as the FCTT Specified Assets Collection Account, Series 1996-1 (the "Series 1996-1 Collection Account"). The Series 1996-1 Collection Account is the "Series Collection Account" for Series 1996-1. The Series 1996-1 Collection Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter under the sole dominion and control of the Lease Trustee; provided, that the Administrative Agent may make deposits to and withdrawals from the Series 1996-1 Collection Account in accordance with Sections 5.2(c) and 5.2(d) of the FCTT Agreement, Section 6.2(b) of the Administrative Agency Agreement and Sections 5.2(a), 5.2(c), 5.2(d), 5.2(e), and 5.4(a) and 5.4(b) hereof. All deposits to and withdrawals from the Series 1996-1 Collection Account shall be made only upon the terms and conditions of the Basic Documents.

                 Any amounts on deposit in the Series 1996-1 Collection Account shall be invested by the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter by the Lease Trustee, and at the direction of Ford Credit and Ford Credit Leasing, in Permitted Investments with a maturity date no later than the Business Day preceding the next succeeding Payment Date. All investment earnings on amounts deposited to the Series 1996-1 Collection Account, including any proceeds thereof, shall be credited to the Series 1996-1 Collection Account, and losses, if any, resulting from Permitted Investments in the Series 1996-1 Collection Account shall be charged to the Series 1996-1 Collection Account. All such investment income shall be reported for federal income tax purposes as earned (i) 99% by RCL Trust 1996-1 and (ii) 1% by Ford Credit Leasing; the 99% accruing to RCL Trust 1996-1 shall be reported in accordance with the Percentage Interests of Ford Credit and Ford Credit Leasing in RCL Trust 1996-1. The authority of the Administrative Agent to make deposits to and withdrawals from the Series 1996-1 Collection Account is revocable at any time by the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter by the Lease Trustee. If the institution at which the

Series 1996-1 Collection Account is established ceases to be an Eligible Institution, then the Series 1996-1 Collection Account shall be moved to an Eligible Institution within 10 Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

                 (b) The Administrative Agent shall establish and maintain an account in the name of the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter in the name of the Lease Trustee, at an Eligible Institution (which initially shall be The Chase Manhattan Bank), to be designated as the "Series 1996-1 Payahead Account." The Series 1996-1 Payahead Account is the "Series Payahead Account" for Series 1996-1. The Series 1996-1 Payahead Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter under the sole dominion and control of the Lease Trustee; provided, that the Administrative Agent may make deposits to and withdrawals from the Series 1996-1 Payahead Account in accordance with Section 6.1(a) of the Administrative Agency Agreement and
Section 5.2(b) hereof. All deposits to and withdrawals from the Series 1996-1 Payahead Account shall be made only upon the terms and conditions of the Basic Documents.

                 Any amounts on deposit in the Series 1996-1 Payahead Account shall be invested by the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter on behalf of the Lease Trustee, and at the direction of Ford Credit and Ford Credit Leasing, in Permitted Investments which mature no later than the Business Day preceding the next succeeding Distribution Date. No such investment shall be sold prior to maturity. All investment earnings on amounts deposited to the Series 1996-1 Payahead Account, including any proceeds thereof, shall be credited to the RCL Account, and losses, if any, resulting from Permitted Investments in the Series 1996-1 Payahead Account shall be charged to the RCL Account. All such investment income shall be reported for federal income tax purposes as earned
(i) 99% by RCL Trust 1996-1 and (ii) 1% by Ford Credit Leasing; the 99% accruing to RCL Trust 1996-1 shall be reported in accordance with the Percentage Interests of Ford Credit and Ford Credit Leasing in RCL

Trust 1996-1. The authority of the Administrative Agent to make deposits to and withdrawals from the Series 1996-1 Payahead Account is revocable at any time by the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter by the Lease Trustee. If the institution at which the Series 1996-1 Collection Account is established is no longer an Eligible Institution, then the Series 1996-1 Collection Account shall be moved to an Eligible Institution within 10 Business Days (or such longer period not to exceed 30 calendar days) as to which each Rating Agency may consent.

         (c) The Administrative Agent shall establish and maintain an Eligible Account in the name of the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter in the name of the Lease Trustee, at an Eligible Institution (which initially shall be The Chase Manhattan Bank) which is designated as the "Series 1996-1 Payments Account." The Series 1996-1 Payments Account shall be under the sole dominion and control of the Indenture Trustee, until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter under the sole dominion and control of the Lease Trustee; provided, that the Administrative Agent may make deposits to or request the Indenture Trustee to make deposits to or withdrawals from the Series 1996-1 Payments Account in accordance with Section 5.2(e). All monies deposited from time to time in the Series 1996-1 Payments Account pursuant to the Indenture and this Series 1996-1 Supplement shall be made only upon the terms and conditions of the Basic Documents.

                 Any amounts on deposit in the Series 1996-1 Payments Account shall be invested by the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter by the Lease Trustee, and at the direction of Ford Credit and Ford Credit Leasing, in Permitted Investments with a maturity date no later than the Business Day preceding the next succeeding Payment Date. No such investment shall be sold prior to maturity. All investment earnings on amounts deposited to the Series 1996-1 Payments Account, including any proceeds thereof, shall be credited to the Administrative Agent, and losses, if any, resulting from Permitted Investments in the Series 1996-1 Payments Account shall be charged to the Administrative Agent.

All such investment income shall be reported for federal income tax purposes as earned by the Administrative Agent. The authority of the Administrative Agent to make deposits to the Series 1996-1 Payments Account is revocable at any time by the Indenture Trustee until the Outstanding Amount of Senior Notes has been reduced to zero, and thereafter by the Lease Trustee. If the institution at which the Series 1996-1 Payments Account is established ceases to be an Eligible Institution, then the Series 1996-1 Payments Account shall be moved to an Eligible Institution within 10 Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent).

                 Section 5.2 Application and Distribution of Funds. (a) On each Business Day the Administrative Agent shall deposit Series 1996-1 Collections in the Series 1996-1 Collection Account pursuant to Section 6.2(b) of the Administrative Agency Agreement; provided, however, for so long as each Monthly Remittance Condition is satisfied, the Administrative Agent may make such deposits with respect to each Collection Period on the related Distribution Date; provided, further, that if such Distribution Date is also a Payment Date, such deposit shall be made on the Business Day preceding the related Payment Date.

                 (b) On each Business Day the Administrative Agent shall deposit Payaheads with respect to Series 1996-1 Assets in the Series 1996-1 Payahead Account pursuant to Section 6.1(a) of the Administrative Agency Agreement; provided, however, that for so long as each Monthly Remittance Condition is satisfied, the Administrative Agent shall not be required to deposit Payaheads in the Series 1996-1 Payahead Account or to segregate or otherwise hold separate any Payaheads remitted by Lessees, but shall be required on each Distribution Date (or on the Business Day preceding such Distribution Date, if such Distribution Date is a Payment Date) to deposit Payaheads with respect to any Series 1996-1 Lease for which the related Lessee has failed to remit all or a portion of the Monthly Payment due during the preceding Collection Period in the Series 1996-1 Collection Account as a Series 1996-1 Collection in an amount equal to the lesser of (x) the Payahead Balance outstanding on such Distribution Date with respect to such Series 1996-1 Lease and (y) the portion of such Monthly Payment not received. On the Business Day preceding each Payment Date, the Administrative Agent shall withdraw all investment income earned on amounts deposited in the Series 1996-1 Payahead Account during the related Accrual Period and any proceeds thereof and deposit such amounts in the RCL Account and shall charge to the RCL Account all losses, if any, resulting from Permitted Investments in the Series 1996-1 Payahead Account during the related Accrual Period.

                 (c) In accordance with Section 5.4(a), on the Business Day preceding each Payment Date, the Administrative Agent shall deposit to, or withdraw from, the Series 1996-1 Collection Account the Aggregate Net Sale Proceeds Advances for the preceding Accrual Period.

                 (d) In accordance with Section 5.4(b), on the Business Day preceding each Payment Date, the Administrative Agent shall deposit to, or withdraw from, the Series 1996-1 Collection Account the Aggregate Net Monthly Payment Advances for the preceding Accrual Period.

                 (e) On the Business Day preceding each Payment Date, after making the deposits and withdrawals set forth in Sections 5.2(a), (b), (c) and
(d), the Administrative Agent shall withdraw from the Series 1996-1 Collection Account an amount equal to (i) the Cash Collateral Deposit Amount and deposit such amount into the Cash Collateral Account and (ii) the Available Sale Proceeds and deposit such amount into the Series 1996-1 Payments Account. On the Business Day preceding each Payment Date, the Administrative Agent shall charge to the Series 1996-1 Collection Account all losses, if any, resulting from Permitted Investments in the Series 1996-1 Collection Account during the related Accrual Period.

                 (f) On or before the second Business Day preceding each Payment Date, the Administrative Agent shall prepare and deliver to the Indenture Trustee, and to the Lease Trustee after the Senior Notes are paid in full, the Cash Collateral Account Certificate and the Disbursement and Payment Instructions described in Section 8.3 of the Indenture and Section 2 of the Lease Trust Paying Agent Agreement.

                 Section 5.3  RCL Trust 1996-1 Purchase Option.   To the extent
that the proceeds received by the Adminis-trative Agent from the sale of any Series 1996-1 Leased Vehicle after the expiration of the related Series 1996-1 Lease exceeds the Residual Value for such Series 1996-1 Leased Vehicle, RCL Trust 1996-1 will be assumed to have exercised its option, granted in the Program Operating Lease, to purchase the beneficial interest in such Series 1996-1 Leased Vehicle at the RCL Purchase Option Price, and to have caused the Administrative Agent to have subsequently sold the beneficial interest in such Series 1996-1 Leased Vehicle on behalf of RCL Trust 1996-1 for an amount equal to the proceeds from such sale. Such assumption with respect to the beneficial interest in any Series 1996-1 Leased Vehicle shall be rebutted upon receipt of written direction from the RCL Trustee that RCL Trust 1996-1 has not exercised its option to purchase the beneficial interest in such Series 1996-1 Leased Vehicle. On each Business Day the Administrative Agent shall deposit any Transferor Purchase Option Net Proceeds with respect to the Series 1996-1 Leased Vehicles into (i) the Cash Collateral Account, until the aggregate cumulative amount of Transferor Purchase Option Net Proceeds deposited in the Cash Collateral Account equals $____________ and (ii) thereafter, into the RCL Account and any Transferor Purchase Option Net Proceeds so deposited shall be property of RCL Trust 1996-1; provided, however, for so long as each Monthly Remittance Condition is satisfied, the Administrative Agent may make such deposits with respect to each Collection Period on the related Distribution Date; provided, further, that if such Distribution Date is also a Payment Date, such deposit shall be made on the Business Day preceding the related Payment Date.

                 Section 5.4 Sale Proceeds Advances and Monthly Payment Advances. (a) On the Business Day preceding each Payment Date, the Administrative Agent shall make a Sale Proceeds Advance with respect to each Series 1996-1 Leased Vehicle with respect to which the related Scheduled Lease End Date has occurred in the related Accrual Period and the related Sale Proceeds have not been deposited in the Series 1996-1 Collection Account.

                 (b) On the Business Day preceding each Payment Date, the Administrative Agent shall make Monthly Payment Advances with respect to each overdue Monthly Payment, determined as of the end of the related Accrual Period, for all Series 1996-1 Leases (other than Liquidated

Leases) in accordance with Section 6.3 of the Administrative Agency Agreement.

                 (c) The Administrative Agent shall be reimbursed for any outstanding Monthly Payment Advances and Sale Proceeds Advances with respect to a Series 1996-1 Lease as follows:

         first, by retaining any subsequent Collections with respect to the related Series 1996-1 Lease or the related Series 1996-1 Leased Vehicle;

         second, by retaining Collections with respect to other Series 1996-1 Leases and Series 1996-1 Leased Vehicles; and

         third, from a draw on the Cash Collateral Account after the Outstanding Amount of the Senior Notes, the Outstanding Amount of the Subordinated Notes and the Aggregate Certificate Balance each have been reduced to zero.

                 Section 5.5 Administrative Purchases. Notwithstanding the provisions of Section 4.7 of the Administrative Agency Agreement permitting the deposit of Administrative Purchase Amounts on the Distribution Date, the Administrative Agent, on behalf of the Holders of Exchangeable Beneficial Certificates, shall deposit in the Series 1996-1 Collection Account, on the Business Day preceding each Payment Date, the Administrative Purchase Amount for each Series 1996-1 Leased Vehicle or Series 1996-1 Lease which has been the subject of a breach of any of the covenants set forth in Sections 4.2, 4.5 or
4.6 of the Administrative Agency Agreement during the immediately preceding Collection Period.


                                   ARTICLE VI
                         REPORTS TO CERTIFICATEHOLDERS

                 Section 6.1 Statements to Certificateholders. (a) On each Distribution Date, Comerica shall include with each distribution to each Holder of a Series 1996-1 Certificate, the information required to be delivered pursuant to Section 6.4(b) of the Administrative Agency Agreement.

                 (b) In addition to the information delivered pursuant to
Section 6.1(a), the Administrative Agent shall provide to Comerica, and Comerica shall provide to each Holder of a Series 1996-1 Certificate the following information in connection with each Payment Date:

                          (i) the Series 1996-1 Credit Loss with respect to the preceding Accrual Period; and

                          (ii) the Series 1996-1 Residual Loss with respect to the preceding Accrual Period.


                                  ARTICLE VII
                               OPTIONAL PURCHASE

                 Section 7.1 Optional Purchase of Series 1996-1 Certificates. On any Payment Date following the last day of a Collection Period as of which the Series 1996-1 Asset Amount, as a percentage of the initial Series 1996-1 Asset Amount as of the Series 1996-1 Cut-Off Date, is less than 10%, the Administrative Agent shall have the option to purchase the Series 1996-1 Certificates; provided, however, that the Administrative Agent may not effect any such purchase (i) so long as the rating on the Administrative Agent's long-term debt obligations is less than Baa3 by Moody's Investors Service Inc. unless Comerica shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance and (ii) unless the Series 1996-1 Asset Amount is equal to or greater than the sum of the Outstanding Amount of the Senior Notes, the Outstanding Amount of the Subordinated Notes and the Aggregate Certificate Balance of the Lease Trust Certificates plus accrued interest in each case to the Payment Date of redemption or prepayment, as applicable. To exercise such option, the Administrative Agent shall give Comerica and the Holders of the Series 1996-1 Certificates (which for such purposes shall be the Lease Trustee, and prior to the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, the Indenture Trustee) at least forty-five days prior written notice of the Payment Date on which the Administrative Agent intends to exercise such option, and shall, on the Business Day preceding such Payment Date, deposit to the Series 1996-1 Collection Account an amount in immediately available funds equal to the Series 1996-1 Asset Amount as of the last day of the Related Collection Period plus one month's interest thereon calculated at the weighted average Retail Operating Lease Factor of such Series 1996-1 Assets. Following such optional purchase, the Administrative Agent shall be the Holder of the Series 1996-1 Certificates. At the request of the Administrative Agent, Ford Credit Leasing shall purchase a 2% share of the Series 1996-1 Certificates and thereupon shall be a Holder thereof.


                                  ARTICLE VIII
                                 MISCELLANEOUS

                 Section 8.1 Provision of Information. The Administrative Agent shall provide such information, reports, certificates and instructions as is required pursuant to the Basic Documents requested from time to time by the Holders of the Series 1996-1 Certificates for the purpose of making distributions with respect to such Series 1996-1 Certificates or with respect to payment on any securities based on such Series 1996-1 Certificates.

                 Section 8.2 Ratification of Administrative Agency Agreement. As supplemented by this Supplement, the Administrative Agency Agreement is in all respects ratified and confirmed and the Administrative Agency Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

                 Section 8.3 Actions on Behalf of the Lease Trust. The Administrative Agent hereby accepts the authorization granted pursuant to
Section 12.12 of the Lease Trust Agreement, and agrees that it shall prepare and execute on behalf of the Lease Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Lease Trust to prepare, file or deliver pursuant to the Basic Documents. In addition, the Administrative Agent shall maintain the books and records required by Section 11.2 of the Lease Trust Agreement and, so long as the lien of the Indenture is outstanding, shall forward to the Indenture Trustee all notices, documents or reports to be delivered to the Lease Trustee.

                 Section 8.4 Insurance Policies. So long as any Series 1996-1 Certificates are outstanding, the

Administrative Agent will maintain insurance (including self-insurance provided by Ford Credit or any of its Affiliates) with respect to third party claims which may be raised with respect to the Series 1996-1 Leased Vehicles, FCTT or Comerica, in such amounts as it deems reasonable and prudent. The Administrative Agent covenants and agrees to pay when due any and all premiums for such insurance. The Administrative Agent covenants and agrees that it shall not amend, terminate or cause the termination of any of its contingent and excess liability Insurance Policies unless (A) after giving effect to such amendment or termination, there remains coverage in an aggregate amount of $25 million per claim (up to $5 million of which may be self-insurance provided by Ford Credit or any of its Affiliates) against third party claims that may be raised with respect to any Series 1996-1 Leased Vehicle or against FCTT or Comerica, such coverage being subject to an annual aggregate cap for all claims in an amount of at least $50 million (which coverage may be a blanket insurance policy or policies covering the Administrative Agent and one or more of its Affiliates) or (B) each Rating Agency has delivered a letter to the Indenture Trustee (for so long as the Outstanding Amount of the Senior Notes is greater than zero) or to the Lease Trustee (after the Outstanding Amount of the Senior Notes has been reduced to zero) to the effect that the amendment or termination of any such Insurance Policy, in and of itself, will not cause the rating of any of the Senior Notes or Lease Trust Certificates to be reduced or withdrawn. The obligations of the Administrative Agent pursuant to this Section 8.4 shall survive any termination of the Administrative Agent's obligations with respect to the Series 1996-1 Leases and Series 1996-1 Leased Vehicles under this Supplement or the Agreement.

                 Section 8.5 Third Party Beneficiary. Each of the Lease Trustee, the RCL Trustee and the Indenture Trustee shall be a third-party beneficiary of this Supplement and shall be entitled to rely on the Obligations of the Administrative Agent set forth herein as if each of them was a party hereto.

                 Section 8.6 Holders of the Series 1996-1 Certificates. (a) Unless otherwise specified in this Section 8.6 or in the applicable Basic Document, the Lease Trust and RCL Trust 1996-1 (and, following the execution of the RCL Assignment Agreement, Ford Credit Leasing) shall each be the "Holder" of the Series 1996-1 Certificates and the "Beneficiary" with respect to Series 1996-1. For purposes of Section 5.2(c) of the FCTT Agreement, the Lease Trust and RCL Trust 1996-1 shall each be a Holder, but for so long as the Senior Notes, the Subordinated Notes and Lease Trust Certificates are outstanding, all amounts paid to "Holders" of the Series 1996-1 Certificates shall be deposited in the Series 1996-1 Collection Account.

                 (b) The Holder of the Series 1996-1 Certificates and the Beneficiary of Series 1996-1 shall be the Lease Trust for the purposes of (i) with respect to the FCTT Agreement, Sections 3.5, 3.6(c), the third sentence of
Section 7.1(a), and Section 7.1(b) and (ii) with respect to the Administrative Agency Agreement, Sections 4.4(g) (if the Administrative Agent has been terminated under Section 7.1(a)), 4.7, the last paragraph of Section 7.1(a), 7.3(a) (if the Administrative Agent has been terminated under Section 7.1(a)),
7.6 and 8.2; provided, that with respect to the third sentence of Section 4.3(f), the third sentence of Section 7.1(a), Section 7.1(b) and the second sentence of Section 9.1 and Section 7.1(b) of the FCTT Agreement and Section
8.2 of the Administrative Agency Agreement, the Indenture Trustee shall, until the Outstanding Amount of the Senior Notes has been reduced to zero, have a lien on the Certificates of Title of all Series 1996-1 Leased Vehicles distributed pursuant to such Sections, and the Certificate of Title of each such Series 1996-1 Leased Vehicle shall reflect such lien.

                 (c) The Holder of the Series 1996-1 Certificates and the Beneficiary of Series 1996-1 shall be the Indenture Trustee, the Lease Trust and RCL Trust 1996-1 (and, following the execution of the RCL Assignment Agreement, Ford Credit Leasing) for the purposes of (i) Sections 6.11(a) of the FCTT Agreement and (ii) Sections 2.2(c), 2.4, 4.1, 4.4(f), 4.6, 4.12,
7.1(a)(i), 7.1(a)(ii) and 7.2 of the Administrative Agency Agreement.

                 (d) The Holder of the Series 1996-1 Certificates and the Beneficiary of Series 1996-1 shall be the Lease Trust and the Indenture Trustee for the purposes of (i) Section 9.8 of the FCTT Agreement and (ii) Section

8.9 and 7.1(a)(iii) of the Administrative Agency Agreement.

                 (e) For as long as the Senior Notes, Subordinated Notes and Lease Trust Certificates are outstanding, each Holder of a Series 1996-1 Certificate or Beneficiary of Series 1996-1 shall exercise its respective rights as Holder and Beneficiary only in accordance with the provisions of the Basic Documents.

                 (f) To the extent that a "Holder" or "Beneficiary" is deemed to refer to more than a single Person pursuant to this Section 8.6 or any other provision of any Basic Document, actions or directions to be taken by such Holder or Beneficiary shall be taken only by written directions delivered by both such Persons.

                 Section 8.7 Demand Notes. In connection with the capitalization of Ford Credit Leasing, RCL Trust 1996-1 and the Lease Trust, Ford Credit has issued to each of Ford Credit Leasing and RCL Trust 1996-1 certain promissory notes allowing the payees thereunder to receive certain sums upon demand, and Ford Credit hereby covenants to deliver prompt written notice to each Rating Agency in the event that any payment of principal is made to any holder of any such promissory notes.

                 Section 8.8 Counterparts. This Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                 Section 8.9 Notices. All directions, notices and instructions to the Trustee shall be in writing (which may be facsimile).

                 Section 8.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 SECTION 8.11 GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES

OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                  COMERICA BANK, as trustee of Ford
                                    Credit Titling Trust


                                        By: ___________________________
                                        Name:
                                        Title:


                                  FORD MOTOR CREDIT COMPANY,
                                    as Administrative Agent
                                    and initial Beneficiary of
                                    Ford Credit Titling Trust


                                        By: ___________________________
                                        Name:   Hurley D. Smith
                                        Title:  Secretary


                                  FORD CREDIT LEASING COMPANY, INC.,
                                    as initial Beneficiary of Ford
                                    Credit Titling Trust


                                        By: ___________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                       [SCHEDULE OF SERIES 1996-1 LEASES
                       AND SERIES 1996-1 LEASED VEHICLES]

                                                                       EXHIBIT B

                      [FORM OF SERIES 1996-1 CERTIFICATE]


                           FORD CREDIT TITLING TRUST

                 SERIES 1996-1 SPECIFIED BENEFICIAL CERTIFICATE


No.  __

evidencing a fractional undivided interest in the Series 1996-1 Assets (as defined below).

(This Series 1996-1 Specified Beneficial Certificate does not represent an interest in or obligation of Ford Motor Credit Company, Ford Credit Leasing Company, Inc., or Comerica Bank or any of their respective affiliates, except to the extent described below.)

                 THIS CERTIFIES THAT ______ is the registered owner of a nonassessable, fully-paid, __% fractional undivided interest in the Series 1996-1 Assets deposited in Ford Credit Titling Trust ("FCTT").

                 FCTT was created pursuant to an Amended and Restated Trust Agreement, dated as of January 31, 1994 (as amended and supplemented from time to time, the "FCTT Agreement"), by and among Ford Motor Credit Company ("Ford Credit") and Ford Credit Leasing Company, Inc. ("Ford Credit Leasing") as grantors and initial beneficiaries (in their capacities as grantors, each a "Grantor" and collectively, the "Grantors" and in their capacity as beneficiaries, each a "Beneficiary" and collectively, the "Beneficiaries") and Comerica Bank, as trustee ("Comerica"). A summary of certain of the pertinent provisions of the FCTT Agreement is set forth below.

                 This Certificate is one of a duly authorized Series of Specified Beneficial Certificates (as defined below). This Certificate is issued under and is subject to the terms, provisions and conditions of the FCTT Agreement, the Administrative Agency Agreement, dated January 31, 1994 (the "Administrative Agency Agreement") and the Series 1996-1 Supplement, dated as of November __, 1996, among Ford Credit and Ford Credit Leasing, and First Union National

Bank (the "RCL Trustee"), as trustee for RCL Trust 1996-1 (the "Supplement"), to which FCTT Agreement, Administrative Agency Agreement and Supplement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Supplement.

                 The property of FCTT consists of the FCTT Assets (the "FCTT Assets"), which includes cash and any amounts on deposit in the FCTT Collection Account, certain retail lease contracts for automobiles and light-duty trucks ("Leases") and the proceeds thereof, the automobiles and light-duty trucks (the "Leased Vehicles") which are subject to the Leases and the proceeds thereof including the proceeds from the sale of the Leased Vehicles to third parties, certificates of title or other evidence of ownership of a Leased Vehicle, the benefits of certain insurance policies, certain other properties and rights, including, but not limited to, certain rights of recourse, relating to the Leases and the Leased Vehicles and all proceeds of the foregoing, all as more fully described in the FCTT Agreement. Ownership of the FCTT Assets was initially represented by "Exchangeable Beneficial Certificates."

                   Under the FCTT Agreement from time to time the Holders of Exchangeable Beneficial Certificates may direct Comerica to issue to such Holders of the Exchangeable Beneficial Certificates a series of certificates ("Specified Beneficial Certificates") representing a beneficial interest in certain specified Leased Vehicles, Leases and related FCTT Assets (such assets, the "Series Specified Assets"). Upon the issuance of such Specified Beneficial Certificates, the beneficial interest in FCTT and the FCTT Assets represented by the Exchangeable Beneficial Certificate shall be reduced by the amount of the FCTT Assets represented by such Specified Beneficial Certificates. This Certificate was issued pursuant to the Supplement which identified certain Series Specified Assets therein (the "Series 1996-1 Assets").

                 Under the Series 1996-1 Supplement, there shall be distributed on each Business Day, or so long as each Monthly Remittance Condition has been satisfied, on the 15th day of each month or, if such day is not a Business Day, the next Business Day (each, a "Distribution Date")(or if such Distribution Date is a Payment Date, on the Business Day pre-ceding such Distribution Date), commencing November 15, 1996 to the Person in whose name this Certificate is registered such Holder's fractional undivided interest in the amount on deposit in the Series 1996-1 Collection Account. Distributions on this Certificate shall be made as provided in the FCTT Agreement and the Supplement.

                 The FCTT Agreement may be amended by the Holders of the Exchangeable Beneficial Certificates and Comerica without the consent of any Holder of any Specified Beneficial Certificates at any time; provided, however, that such action shall not, (w) amend Section 4.3(c)(x) of the FCTT Agreement to reduce the percentage of the Aggregate FCTT Asset Amount that is required to consist of Non-Specified Assets or Section 4.3(g) of the FCTT Agreement to reduce the percentage of FCTT required to consist of Non-Specified Assets, (x) as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Holder of an outstanding Specified Beneficial Certificate (unless each such Holder has consented thereto), (y) as confirmed by each nationally recognized statistical rating agency which is then rating securities based on such Specified Beneficial Certificates, cause the then current rating assigned to such securities to be withdrawn or reduced or (z) as evidenced by an Opinion of Counsel, cause FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 Each Beneficiary, by acceptance of a Certificate, covenants that for a period of one year and one day after payment in full of all distributions to all Beneficiaries of Specified Beneficial Certificates pursuant to the terms of the FCTT Agreement, it will not institute against, or join any Person in instituting against, Ford Credit Leasing or FCTT any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States without the consent of 100% of the Holders of Specified Beneficial Certificates (excluding Ford Credit Leasing, RCL, or any of their Affiliates).

                 Comerica shall keep the certificate register with respect to this Certificate, and the Holder of this Certificate shall notify Comerica of any change of address or instructions on the distribution of funds.

                 The FCTT Agreement (other than Section 2.6) and FCTT shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by Comerica of all moneys or other property constituting FCTT Assets; (ii) the Bankruptcy, insolvency or termination of Ford Credit Leasing. With respect to Series Specified Assets, FCTT shall be deemed terminated solely with respect to such assets upon the Bankruptcy, insolvency or termination any Holder of the related Specified Beneficial Certificates or the Bankruptcy, insolvency or termination of any initial transferee of any Specified Beneficial Certificates from the Holders of the Exchangeable Beneficial Certificates or upon the occurrence of such other events as may be specified in the related Supplement. Upon such termination of FCTT with respect to any Series Specified Assets, Comerica shall distribute to Holders of the related Specified Beneficial Certificates all related Series Specified Assets by causing the Certificates of Title of the related Specified Leased Vehicles to be reregistered in the name of, or at the direction of, such Holders. The FCTT Agreement and FCTT may also terminate at the express written direction of the Holders of the Exchangeable Beneficial Certificates so long as no Series of Specified Beneficial Certificates are outstanding.
Notwithstanding the foregoing, in no event, however, shall FCTT continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Hurley David Smith, currently residing in Clarkston, Michigan, living on the date of the FCTT Agreement. Upon termination of FCTT, Comerica shall distribute (i) to each Holder of a Specified Beneficial Certificate its interest in the related Series Specified Assets and (ii) to the Holders of the Exchangeable Beneficial Certificates their respective interests in the Non-Specified Assets by causing the Certificates of Title to be reregistered in the name of, or at the direction of, the Holder.


                 THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Unless this Certificate shall have been executed by a Responsible Officer, this Certificate shall not entitle the Holder thereof to any benefit under the FCTT Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, Comerica, on behalf of FCTT and not in its individual capacity, has caused this Series 1996-1 Specified Beneficial Certificate to be duly executed.

                                        FORD CREDIT TITLING TRUST

                                        COMERICA BANK,
                                        not in its individual
                                        capacity but solely as
                                        trustee


Dated: November __, 1996
                                                  By:___________________________
                                                Name:
                                                Title:

FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns unto __________ the within Series 1996-1 Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ___________ as Attorney to transfer said Series 1996-1 Certificate on the books of the FCTT Registrar, with full power of substitution in the premises.

Dated: November __, 1996                   By:
_________________________

                                                                EXHIBIT C

                                [Form of Lease]





                                     C-1